EXHIBIT 99.1

LICENSE AGREEMENT

THIS LICENSE AGREEMENT ("Agreement"), made this 30th day of December, 2008 by and between PURE DÉCOR, INC., a _____________ corporation, with an office at 21 Bridge Street, Glen Cove, New York (hereinafter called "Licensor") and Positronic Networks, Ltd.  an Israeli corporation, with an office at 22a Rahul Wallenberg  St.,Tel-Aviv,Israel (hereinafter called "Licensee").

WITNESSETH:

WHEREAS, Licensor represents and warrants that it is the owner of all right, title and interest in and to the Software,  and related trademarks listed in Schedule A (all of which are hereinafter called the “Software”); and

WHEREAS, Licensee desires to secure a non-exclusive, perpetual worldwide license to utilize the Software as a backend for a website to be operated by Licensee and/or its affiliates, and to practice the invention and improvements contained in the Software, and Licensor is willing to grant the same upon the terms and conditions herein set forth;

NOW THEREFORE, in consideration of the mutual covenants and undertakings of the parties, it is hereby agreed as follows:

1           Grant of License.

Licensor hereby grants to Licensee, its subsidiaries, and affiliates, a non-exclusive, perpetual, worldwide right and license to make, have made, and utilize the Software and to practice the invention and improvements covered by the Software listed in Schedule A.

2           Payment.

Licensee shall pay Licensor the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) for the Patents in accordance with the terms of the annexed Note.

3           Conflicting Patents.

If someone other than Licensor secures patent protection in the United States for the Software, or for another similar product, so that Licensee cannot in its reasonable judgment economically or legally make or utilize the Software, or if Licensee is unable to obtain any effective New U.S. Patent Application required for the Software, then Licensee shall have the right to terminate this Agreement by notice to Licensor in writing.

4           Termination by Licensee.

Licensee shall have the right to cancel this Agreement at any time upon three (3) months notice in writing to Licensor.

5           Indemnity for Infringement.

Licensor hereby indemnifies and holds Licensee, its subsidiaries, affiliates and sublicensees harmless against any and all actions, suits, claims or demands whatsoever, including the costs and expenses connected therewith, which any of them may incur or become liable to pay by reason of any claim, suit or demand for infringement of patent because of the manufacture, use, or sale of the Software, provided Licensor shall be promptly notified of any such action, suit, claim or demand.

6           Term.

The term of this Agreement shall be for the life of the last to expire of the Software listed on Schedule A, and any modification, extension, or reissue thereof.  Licensor shall promptly delivery any modification, extension, improvements and updates (“Updates”) to the Software to the Licensee and same shall be deemed a part of the License.

7           Waiver.

No waiver by Licensor of any covenant or condition of this Agreement shall be effective for any purpose whatsoever, unless in writing signed by Licensor's duly authorized offer.

8           Bankruptcy.

In the event of any adjudication of bankruptcy or of insolvency under any statute for the relief of debtors or the appointment of a receiver by a court of competent jurisdiction, or the assignment for the benefit of creditors or levy of execution directly involving the Licensee, this Agreement shall thereupon terminate forthwith.

9           Notices.

Notices under this Agreement shall be sent to the following addresses:

to Licensor at:	21 Bridge Street
Glen Cove, New York

to Licensee at:	22a Rahul Wallenberg St.
Tel-Aviv, Israel

10           Successors and Assigns.

This Agreement and the Patents shall be binding and shall inure to the benefit of the parties and to their heirs, successors, and assigns.

11           No Assignment.

Neither party shall have the right to assign this Agreement, in whole or in part, without prior approval of the other, provided, however, that Licensee shall have the right to assign this Agreement, in whole or in part, at any time to one of its divisions, subdivisions or affiliates.

12           Applicable Law.

All matters affecting the interpretation, form, validity, and performance of this Agreement shall be decided under the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

PURE DÉCOR, INC.
"Licensor"

By:
Its

POSITRONIC NETWORKS, LTD.
“Licensee”

By:
Its

SCHEDULE A

SOFTWARE

TRADEMARK NO.                                                      FILED                                                      JURISDICTION